================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 21, 2001



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                         1-11047                     22-2870438
(State or other juris-               (Commission             (I.R.S. Employer ID
 diction of incorpor-                File Number)                   Number)
      tion)


                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812 not applicable
          (Former name or former address, if changed since last report)


================================================================================

SPARTA SURGICAL CORPORATION

Form 8-K

ITEM 5. OTHER EVENTS

CREDIT FACILITY

The Company's bank has unilaterally increased the reserve required to be taken against the Company's inventory. This action automatically caused the Company to become overdrawn on its credit facility, which has resulted in the Company's being in default. The Company has no additional availability under the credit facility. The Company disagrees with the bank's position regarding this inventory reserve. Despite negotiations with the bank regarding this reserve amount and a forbearance arrangement, the Company has been unable to reach an agreement with the bank.

The Company is seeking to negotiate alternative lending arrangements with other potential lenders and to find other alternatives to resolving this situation. If the bank attempts to collect repayment of the full amounts owing to it under the credit facility, the Company has insufficient assets to repay the bank at this time.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPARTA SURGICAL CORPORATION
                                             (Registrant)

                                             by: /s/ Thomas F. Reiner
                                             ---------------------------
                                             Thomas F. Reiner
                                             President & Chief Executive Officer

Dated:  May 21, 2001